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                                                                    EXHIBIT 23.1




                         CONSENT OF INDEPENDENT AUDITORS



The Board of Directors
The Spectranetics Corporation:


We consent to incorporation by reference in the registration statements (Nos. 33-46725, 33-52718, 33-88088, 33-85198, 33-99406, 333-08489, 333-50464, and
333-57015) on Form S-8 and No. 333-06971 on Form S-3 of the Spectranetics Corporation of our report dated January 30, 2004, relating to the consolidated balance sheets of The Spectranetics Corporation and subsidiaries as of December 31, 2003 and 2002, and the related consolidated statements of operations and other comprehensive income (loss), shareholders' equity, and cash flows for each of the years in the three-year period ended December 31, 2003, which report appears in the December 31, 2003 annual report on Form 10-K of The Spectranetics Corporation.

Our report includes an explanatory paragraph relating to the adoption of Emerging Issues Task Force Abstract Issue No. 00-21, Revenue Arrangements with Multiple Deliverables, in 2003.


/s/ KPMG LLP

Denver, Colorado
March 29, 2004